EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-1 of Zoom Telephonics, Inc., of our report dated March 30, 2010 related to the balance sheets as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows of Zoom Telephonics, Inc. for the years then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
October 1, 2010